Exhibit 99.1
HEALTHCARE SERVICES GROUP, INC. REPORTS RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009
AND DECLARES INCREASED THIRD QUARTER 2009 CASH DIVIDEND
Bensalem, PA — October 13, 2009, Healthcare Services Group, Inc. (NASDAQ-HCSG) reported that revenues for the three months ended September 30, 2009 increased 17% to $178,829,000 compared to $152,978,000 for the same 2008 period. Net income for the three months ended September 30, 2009 increased 49% to $8,225,000 or $.19 per basic and per diluted common share, compared to the 2008 third quarter net income of $5,522,000 or $.13 per basic and per diluted common share.
     Revenues for the nine months ended September 30, 2009 increased 14% to $510,134,000 compared to $448,155,000 for the same 2008 period. Net income for the nine months ended September 30, 2009 increased 23% to $23,776,000 or $.55 per basic and $.54 per diluted common share compared to the 2008 nine month period net income of $19,331,000 or $.45 per basic and $.44 per diluted common share.
     The Board of Directors has declared a third quarter 2009 regular quarterly cash dividend of $.20 per common share, payable on November 6, 2009 to shareholders of record at the close of business October 23, 2009. This represents over a 5% increase over the dividend declared for the 2009 second quarter and a 25% increase over the 2008 same period payment. It is the 26th consecutive regular quarterly cash dividend payment, as well as the 25th consecutive increase since our initiation of regular quarterly cash dividend payments in 2003.
     The Company will host a conference call on October 14, 2009 at 8:30 AM Eastern Time to discuss its results for the three and nine month periods ended September 30, 2009. The call in numbers are 888-208-1625 and 913-312-0865 (passcode #6074013).

3rd Quarter 2009 Earnings Release	October 13, 2009

Cautionary Statement Regarding Forward-Looking Statements
This release and any schedules incorporated by reference into this report contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, are not historical facts but rather based on current expectations, estimates and projections about our business and industry, our beliefs and assumptions. Words such as “believes”, “anticipates”, “plans”, “expects”, “will”, “goal”, and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 13% of revenues in the nine month period ended September 30, 2009; risks associated with our acquisition of Contract Environmental Services, Inc., including integration risks and costs, or such business not achieving expected financial results or synergies or failure to otherwise perform as expected; our claims experience related to workers’ compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services; and the risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2008 in Part I

3rd Quarter 2009 Earnings Release	October 13, 2009

under “Government Regulation of Clients”, “Competition”, “Service Agreements/Collections”, and under Item IA “Risk Factors”. Many of our clients’ revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which Congress has affected through the enactment of a number of major laws during the past decade. These laws have significantly altered, or threatened to alter, overall government reimbursement funding rates and mechanisms. The overall effect of these laws and trends in the long-term care industry have affected and could adversely affect the liquidity of our clients, resulting in their inability to make payments to us on agreed upon payment terms. These factors, in addition to delays in payments from clients, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing services could not be passed on to our clients.
     In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.
     Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and food services to long-term care and related facilities.

Company Contacts:
Daniel P. McCartney	Thomas Cook
Chairman and Chief Executive Officer	President
215-639-4274	215-639-4274

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2009	December 31, 2008
Cash and cash equivalents	$37,437,000	$37,501,000
Marketable securities, net	51,594,000	49,414,000
Accounts receivable, net	104,721,000	96,558,000
Other current assets	23,881,000	23,142,000

Total current assets	217,633,000	206,615,000

Property and equipment, net	4,265,000	3,929,000
Notes receivable- long term, net	5,394,000	3,201,000
Goodwill, net	17,054,000	15,020,000
Other Intangible Assets, net	9,319,000	5,033,000
Deferred compensation funding	10,241,000	8,287,000
Other assets	7,781,000	6,476,000

Total Assets	$271,687,000	$248,561,000

Accrued insurance claims- current	$4,802,000	$3,943,000
Other current liabilities	35,823,000	25,099,000

Total current liabilities	40,625,000	29,042,000

Accrued insurance claims- long term	11,206,000	9,201,000
Deferred compensation liability	10,484,000	8,636,000
Stockholders’ equity	209,372,000	201,682,000

Total Liabilities and Stockholders’ Equity	$271,687,000	$248,561,000

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended
	September 30,
	2009	2008
Revenues	$178,829,000	$152,978,000
Operating costs and expenses:
Cost of services provided	155,228,000	134,228,000
Selling, general and administrative	11,936,000	9,615,000

Income from operations	11,665,000	9,135,000
Other income:
Investment and interest income	1,709,000	(157,000)

Income before income taxes	13,374,000	8,978,000
Income taxes	5,149,000	3,456,000

Net income	$8,225,000	$5,522,000

Basic earnings per common share	$.19	$.13

Diluted earnings per common share	$.19	$.13

Cash dividends per common share	$.19	$.15

Basic weighted average number of common shares outstanding	43,626,000	43,143,000

Diluted weighted average number of common shares outstanding	44,334,000	43,980,000

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Nine Months Ended
	September 30,
	2009	2008
Revenues	$510,134,000	$448,155,000
Operating costs and expenses:
Cost of services provided	438,950,000	387,157,000
Selling, general and administrative	36,328,000	30,318,000

Income from operations	34,856,000	30,680,000
Other income:
Investment and interest income	3,803,000	753,000

Income before income taxes	38,659,000	31,433,000
Income taxes	14,883,000	12,102,000

Net income	$23,776,000	$19,331,000

Basic earnings per common share	$.55	$.45

Diluted earnings per common share	$.54	$.44

Cash dividends per common share	$.54	$.42

Basic weighted average number of common shares outstanding	43,540,000	43,078,000

Diluted weighted average number of common shares outstanding	44,224,000	44,050,000